CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of our reports dated January 24, 2002 on the financial statements and financial highlights of The Westport Fund and The Westport Select Cap Fund, each a series of shares of beneficial interest of The Westport Funds. Such financial statements and financial highlights appear in the 2001 Annual Report to Shareholders, which is incorporated by reference in the Post-Effective Amendment to the Registration Statement on Form N-1A of The Westport Funds. We also consent to the references to our Firm in the Registration Statement and Prospectus.


                                                            TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
APRIL 29, 2002